 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this registration statement on the Form S-1/A Amendment No.6 of DelMar Pharmaceuticals, Inc. of our report dated August 28, 2014 relating to the financial statements of DelMar Pharmaceuticals, Inc., which appears in the Form S-1/A Amendment No.6. We also consent to the references to us under the heading “Experts” in such registration statement.

(signed) PricewaterhouseCoopers LLP

Chartered Accountants

Vancouver, British Columbia

June 12, 2015